EXHIBIT 99.1

KnightSwan Acquisition Corporation Will Redeem Its Public Shares and Will Not Consummate an Initial Business Combination

NEW YORK, NY, November 21, 2023 – KnightSwan Acquisition Corporation (NYSE: KNSW) (the “Company”), a publicly-traded special purpose acquisition company, today announced that its board of directors (the “Board”) has determined to redeem all of its outstanding shares of Class A common stock, par value $0.0001 per share (the “public shares”) because the Company will not consummate an initial business combination within the time period required by its Amended and Restated Certificate of Incorporation (as amended, the “Certificate of Incorporation”). The previously disclosed non-binding letter of intent has been terminated in accordance with its terms.

As stated in the Certificate of Incorporation, if the Company is unable to complete an initial business combination by July 25, 2024 (or such earlier date as determined by the Board), the Company will: (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter subject to lawfully available funds therefor, redeem 100% of the public shares in consideration of a per share price, payable in cash, equal to the quotient obtained by dividing (A) the aggregate amount then on deposit in the trust account, including interest (net of amounts withdrawn as permitted withdrawals and less up to $100,000 of such net interest to pay dissolution expenses), by (B) the total number of the then outstanding public shares, which redemption shall completely extinguish rights of the holders of the public shares (including the right to receive further liquidating distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the remaining stockholders and the Board in accordance with applicable law, dissolve and liquidate, subject in each case to the Company’s obligations under the General Corporation Law of the State of Delaware, as amended from time to time, to provide for claims of creditors and other requirements of applicable law. On November 21, 2023, the Board determined to set the date by which the Company has to complete its initial business combination to December 5, 2023.

The per-share redemption price for the public shares will be approximately $10.61 (the “Redemption Amount”). The last day that the Company’s securities will trade on the New York Stock Exchange (the “NYSE”) will be December 5, 2023. Effective as of the close of business on December 6, 2023, the public shares will be deemed cancelled and will represent only the right to receive the Redemption Amount.

The Redemption Amount will be payable to the holders of the public shares upon presentation of their respective stock or unit certificates or other delivery of their shares or units to the Company’s transfer agent, Continental Stock Transfer & Trust Company. Beneficial owners of public shares held in “street name,” however, will not need to take any action in order to receive the Redemption Amount.

There will be no redemption rights or liquidating distributions with respect to the Company’s warrants (including the private placement warrants owned by the Company’s sponsor), which will expire worthless.

The Company’s sponsor has waived its redemption rights with respect to the outstanding shares of Class B common stock, par value $0.0001 per share, of the Company. After December 6, 2023, the Company shall cease all operations except for those required to wind up the Company’s business.

The Company expects that the NYSE will file a Form 25 with the United States Securities and Exchange Commission (the “Commission”) to delist its securities. The Company thereafter expects to file a Form 15 with the Commission to terminate the registration of its securities under the Securities Exchange Act of 1934, as amended.

Forward-Looking Statements

This press release may include, and oral statements made from time to time by representatives of the Company may include, “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements regarding possible business combinations and the financing thereof, and related matters, as well as all other statements other than statements of historical fact included in this press release are forward-looking statements. When used in this press release, words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would” and similar expressions, as they relate to the Company or the Company’s management team, identify forward-looking statements. Such forward-looking statements are based on the beliefs of the Company’s management, as well as assumptions made by, and information currently available to, the Company’s management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors detailed in the Company’s filings with the Commission. All subsequent written or oral forward-looking statements attributable to the Company or persons acting on the Company’s behalf are qualified in their entirety by this paragraph. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the Risk Factors section of the Company’s annual report on Form 10-K for the fiscal year ended December 31, 2022, filed with the Commission on March 24, 2023. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

SOURCE: KnightSwan Acquisition Corporation